Exhibit 99.1

Accentia Biopharmaceuticals Announces Financial Results For Fiscal Year 2005.

Tampa, Fla, Jan. 5— Accentia Biopharmaceuticals. Inc. (NASDAQ: ABPI) (the “Company” or “Accentia”) announced today results of its operations for the fiscal year ended September 30, 2005, as reflected in the Company’s annual report filed with the SEC on December 29, 2005. Accentia Biopharmaceuticals, Inc. has two operating segments consisting of specialty pharmaceuticals (TEAMM Pharmaceuticals) and product development and market services (Analytica International). The Company also has an 81% interest in Biovest International, Inc. (“Biovest”)(OTCBB:BVTI) which is consolidated for reporting purposes with Accentia’s product development and market services business.

On a fully consolidated basis, including Biovest, net sales for the fiscal year were $25.2 million, a decrease of $0.7 million, or 2.7%, from the year ended September 30, 2004. Cost of sales for the fiscal year ended September 30, 2005 was $8.2 million, or 32% of net sales, compared to $8.8 million, or 34% of net sales, during the year ended September 30, 2004. Research and development costs were $10.9 million in this fiscal year, an increase of $5.4 million, or an increase of 98%, over the year ended September 30, 2004, reflecting significantly increased activity in the development and clinical trial activities for the Company’s two major late-stage developmental products, BiovaxID™ and SinuNase™. Net loss for the year ended September 30, 2005 was $39.4 million, an increase of $16.2 million, or 70%, over the year ended September 30, 2004. The 2005 financial statements were audited by the Company’s independent auditing firm, Aidman Piser & Co. which issued its opinion and continued the going concern disclaimer which was included in the Company’s 2004 financial statements

Net sales in the specialty pharmaceuticals segment for the year ended September 30, 2005 were $10.7 million, a decrease of $1.2 million, or 10%, from the year ended September 30, 2004. This decrease was primarily attributable to a $1.0 million decrease in sales of the Company’s cough, cold and allergy products as a result of a later-than-normal onset of flu season in calendar year 2004 and increased competition for the Company’s older products from generic products.

Net sales in our product development and market services segment for the year ended September 30, 2005, including net sales to related parties, were $14.5 million, an increase of $0.5 million, or 4%, from the year ended September 30, 2004. The cost of sales in this segment for the year ended September 30, 2005 was $6.0 million, or 41% of segment net sales, compared to $6.5 million, or 46% of segment net sales, during the year ended September 30, 2004. Net sales in Biovest for the year ended September 30, 2005 were $5.1 million, a decrease of $0.6 million, or 11%, from the year ended September 30, 2004. The cost of sales in Biovest was $3.7 million, a decrease of $1.6 million, or 30%, from the year ended September 30, 2004. Net sales in Analytica International for the year ended September 30, 2005 were $8.5 million, an increase of $0.3 million, or 3%, from the year ended September 30, 2004. The cost of sales in Analytica International was $1.9 million, an increase of $0.7 million, or 60%, from the year ended September 30, 2004.

Subsequent to the end of the fiscal year, the Company completed its Initial Public Offering (IPO) yielding gross and net proceeds of $19.2 million and $14.3 million, respectively. As further disclosed in a Form 8-K filed today, subsequent to the IPO and the end of 2005, the Company established a new debt facility and amended an existing credit facility having a combined additional borrowing availability of approximately $5.5 million.

Outlook for FY 2006

“Over the last three years, we have acquired companies and product rights, which we believe give us a commercial platform for the development and sales of late-stage innovative therapeutics in the respiratory and oncology markets. In the current fiscal year, we believe that our specialty pharmaceuticals business will grow and that it will reach profitability as a result of launching new patent-protected products,” said Frank E. O’Donnell, Jr MD, Chairman and CEO of Accentia. “Moreover, under the direction of our product development and market services group, we anticipate commencing our clinical trials for SinuNase which is intended for the treatment of symptoms of chronic sinusitis. This is a large market opportunity with approximately 31 million affected patients in the USA and no approved prescription pharmaceutical. During 2005, the FDA directed that by April of 2007 all manufacturers must remove claims that their over-the-counter (non-prescription) medications treat sinus disease. Our other late-stage lead product candidate is BiovaxID, being developed by our majority-owned publicly-traded subsidiary, Biovest. We currently consolidate our financials with Biovest which is spending heavily on its pivotal phase 3 clinical trial of BiovaxID. Prior to the IPO, we advanced funds in excess of our $20 million funding commitment under our investment agreement with Biovest. Accordingly we anticipate that Biovest will seek to raise additional capital to fund its pivotal phase 3 study of BiovaxID and to prepare for commercial manufacturing, which will reduce our percentage of ownership and, we expect, may eliminate the requirement that the two companies fully consolidate their financial statements. We believe that once our financial statements are no longer consolidated with those of Biovest, it will be simpler for our respective investors of Accentia and Biovest to understand the financial performance of each company. Regardless of its percentage ownership interest in Biovest, Accentia will continue to have an exclusive commercialization agreement for BiovaxID.”

For additional information regarding management plans, please see the Company’s Form 10-K filed with the Securities and Exchange Commission on Dec. 29, 2005 which is available at the SEC’s website at http://www.sec.gov.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of late-stage clinical products in the therapeutic areas of respiratory disease and oncology. The Company’s SinuNaseTM product is a novel application and formulation of a known anti-fungal to treat chronic sinusitis (rhinosinusitis) licensed from the Mayo Foundation for Medical Education and Research, and BiovaxIDTM is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkins’ lymphoma. BiovaxID which is being developed by our subsidiary Biovest International, Inc. (OTCBB:BVTI) is currently in Phase 3 clinical trial. In addition, Accentia has a growing specialty pharmaceutical business, TEAMM Pharmaceuticals, with a portfolio of currently marketed products plus a pipeline of additional products under development by third parties. For further information, please visit our web site: www.accentia.net

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about SinuNase, BiovaxID and any other statements relating to Accentia’s outlook for Fiscal Year 2006, products, product candidates, and product development programs. Such statement may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Accentia’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of Accentia’s clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in Accentia’s filings with the Securities and Exchange Commission. For a listing of risks applicable to the future prospects of the company, please refer to the reports filed with the SEC, such as recent 10-K and 10-Q Reports. All forward looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contact:	Investor Relations 813-864-2554
investor@accentia.net